UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2020

Arthur J. Gallagher & Co. issued the following press release on May 1, 2020, which relates to its proxy statement filed on March 23, 2020 (“Proxy Statement”), and furnished to its stockholders in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 2020.

Except as specifically revised by the information contained herein, the information in the Proxy Statement continues to apply and should be considered in voting shares.

This press release should be read in conjunction with Arthur J. Gallagher & Co.’s Proxy Statement.

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES ANNUAL MEETING OF

STOCKHOLDERS WILL BE VIRTUAL ONLY

Rolling Meadows, IL, May 1, 2020 — Arthur J. Gallagher & Co. (NYSE: AJG) announced today that its 2020 Annual Meeting of Stockholders has been changed to a virtual meeting in light of public health concerns regarding the COVID-19 pandemic. Stockholders will not be able to attend the Annual Meeting in person this year. As previously announced, the Annual Meeting will be held on May 12, 2020 at 9:00 a.m., CDT. The items of business are the same as previously announced.

Stockholders of record at the close of business on March 20, 2020, are entitled to participate in the Annual Meeting, as described in the proxy materials previously distributed. Stockholders may vote shares by visiting www.proxyvote.com.

On the day of the Annual Meeting, stockholders must visit www.virtualshareholdermeeting.com/AJG2020 to attend and participate in the virtual Annual Meeting, including to vote and submit questions during the meeting. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials they previously received to submit questions, vote or examine the stockholder list at the virtual Annual Meeting. Stockholders are encouraged to log in to the Annual Meeting website before the Annual Meeting begins. Online check-in will be available approximately 10 minutes before the meeting starts.

Stockholders are encouraged to vote and submit their proxies in advance using one of the methods described in the proxy materials for the Annual Meeting. Stockholders who have sent proxies or voted do not need to take further action. The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

An electronic list of the stockholders of record as of the record date will be available for examination by stockholders at the Annual Meeting website during the meeting. For information on how to access the stockholder list from May 2, 2020 until the meeting, please contact our VP – Investor Relations (see contact information below).

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the Annual Meeting website. The proxy statement and Annual Report are available on our Investor Relations website at www.ajg.com/ir.

Arthur J. Gallagher & Co. (NYSE: AJG), a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. The company has operations in 49 countries and offers client service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Contact:

Ray Iardella

VP – Investor Relations

630-285-3661/ray_iardella@ajg.com

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